EXHIBIT 4.2

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATIONS BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE  SECURITIES  WHICH ARE THE SUBJECT OF THIS  AGREEMENT HAVE BEEN ACQUIRED FOR
INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                               HAGGLE ONLINE, INC.

                             IMMEDIATELY EXERCISABLE

                       NONQUALIFIED STOCK OPTION AGREEMENT

         Haggle Online, Inc. (the "Company"), a California corporation, hereby grants to James Zaun (the "Optionee"), an option to purchase a total of 3200 shares of common stock of the Company at the option price of $1.22 per share and in the manner, and subject to the provisions of this Agreement (the "Option").

   This is a nonqualified stock option and shall not be treated as an incentive stock option as described in section 422 of the Code.

1. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Company's Board of Directors (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

2. Exercise of the Option.

     (a) Right to Exercise. The Option shall be immediately exercisable in its entirety.

     (b) Method of Exercise. The Option shall be exercisable by written notice in the form attached hereto as Exhibit 1 which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares as may be required by the Company pursuant to the provisions of this Option Agreement. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Treasurer of the company prior to the expiration of the term of the Option as set forth in section 4 below and full payment of the option price for the number of shares being purchased (1) in cash, (2) by tender of stock of the Company which (a) either has been owned by the Optionee for more than six (6) months or was not acquired, directly or indirectly from the Company, and (b) has a fair market value not less than the option price, (3) by Immediate Sales Proceeds, as defined below, or (4) by such other consideration as may have been approved by the Board at the time the Option was granted. "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of some or all of the shares acquired upon the exercise of the Option pursuant to a program and/or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all time, the right, in the Company's sole and absolute discretion, to decline to approve any such program and/or procedure.


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     (c) Withholding.  At the time the Option is exercised,  in whole or in part or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for federal and state income tax withholding obligations of the Company, if any, which arise upon exercise, in whole or in part, of the Option.

     (d) Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.
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     (e) Restriction on Grant or Option and Issuance of Shares. The grant of the
Option and the issuance of shares pursuant to the Option shall be subject to compliance with all applicable requirements of federal or state law. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. As a condition to exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by any applicable law or regulation. The Company may at any time place legends referring to any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Agreement.

     (f) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

3. Non-Transferability of the Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

4. Termination of the Option.

                  (a) Option Term.  The Option may not be  exercised  after five
(5) years from the date of grant of the Option set forth below (the "Option Term Date"), and may be exercised during such period only in accordance with the terms of the Option as set forth in this Option Agreement.

5.       Transfer of Control.

     (a) a merger in which the Company is not the surviving corporation;

     (b) The sale or exchange by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly at least a majority of the beneficial interest in the voting stock of the Company; or

     (c) the sale of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Code).

         In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), may assume the Company's rights and obligations under this Option Agreement. The Option shall terminate effective as of the date of the Transfer of Control to the extent that the Option is neither assumed by the Acquiring Corporation nor exercised as of the date of the Transfer of Control.

6. Effect of Transfer of Stock Subject to the Option. Appropriate adjustments shall be made in the number, exercise price ad class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

7. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate(s) for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificates(s) are issued, except as provided in paragraph 6.


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8.       Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9. Amendment or Termination. The Board may at any time amend or terminate the Plan and/or the Option; provided, however, that no such amendment or termination may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

10.      Right of First Refusal.

                  (a) Except as provided in this Section 10, in the event the Optionee, the Optionee's legal representative or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Option Shares (the "Transfer Shares") to any person or entity, including, without limitation, any stockholder of a participating Company, the Company shall have the right repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 10 (the "Right of First Refusal").

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                  (b) Prior to any proposed transfer of the Transfer Shares, the
Optionee shall deliver written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transfer (the "Proposed Transferee") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares, as determined by the Board in good faith. If the Optionee proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Optionee shall provide
a  separate   Transfer  Notice  for  the  proposed  transfer  to  each  Proposed
Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

                  (c) If the Company determines that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee's failure to comply with the procedure described in this Section 10, and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this
Section 10. The Optionee shall not be permitted to transfer the transfer Shares if the proposed transfer is not bona fide.

                  (d) If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Optionee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer notice within sixty
(60) days after the date the transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

                  (e) If the  Company  fails  to  exercise  the  Right  of First
Refusal in full (or to such lesser extent as the Company and the Optionee otherwise agree) within the period specified in this Section 10, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Optionee and the Proposed transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 10.

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                  (f) All  transferees  of the  Transfer  Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Option Agreement, including this Section 10 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 10 are met.

                  (g) The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is in connection with an Transfer of Control. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such considerations shall remain subject to the Right of First Refusal unless the provisions of this Section 10 result in a termination of the Right of First Refusal.

                  (h) The Company shall have the right to assign the Right of First Refusal at any time whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

                  (i) The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Transfer of Control, unless the Acquiring Corporation assumes the

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Company's rights and obligations under the Option or substitutes a substantially equivalent option for the Acquiring Corporation's stock for the Option, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "Public Market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange
Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

DATE OF GRANT:  March 31, 1999

                                     HAGGLE ONLINE, INC.


                                     BY:

                                     Title:

         Optionee represents that Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

                                               ------------------------------
                                               James Zaun


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